FORM NO. 7a	Registration No. 33576

BERMUDA

CERTIFICATE OF DEPOSIT OF

MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

ASA Gold and Precious Metals Limited

was delivered to the Registrar of Companies on the 2nd day of May 2012 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

Given under my hand and Seal of the REGISTRAR OF COMPANIES this 9th day of May 2012 for Registrar of Companies

Capital prior to increase:	US$	30,000,000.00
Amount of increase:	US$	10,000,000.00
Present Capital:	US$	40,000,000.00

Registration No. 33576

BERMUDA

CERTIFICATE OF REGISTRATION OF

ALTERED MEMORANDUM OF ASSOCIATION

THIS IS TO CERTIFY that a copy of the Memorandum of Association of

ASA Gold and Precious Metals Limited

altered in accordance with section 12 of the Companies Act 1981 (“the Act”) was delivered to the Registrar of Companies and registered on the 2nd day of May 2012 pursuant to section 12(7)(A) of the Act.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 9th day of May 2012 For Registrar of Companies